    As filed with the Securities and Exchange Commission on December 17, 2001
                                                    Registration No. 333- ______

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                               CYTYC CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

        Delaware                                            02-0407755
(State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                               Cytyc Corporation
                                85 Swanson Road
                             Boxborough, MA 01719
              (Address of Principal Executive Offices) (Zip Code)
                        ______________________________

                   1998 Stock Plan of Pro Duct Health, Inc.
                           (Full Title of the Plan)
                        ______________________________

                              Patrick J. Sullivan
                     President and Chief Executive Officer
                               Cytyc Corporation
                                85 Swanson Road
                             Boxborough, MA 01719
                    (Name and Address of Agent For Service)

                                (978) 263-8000
         (Telephone Number, Including Area Code, of Agent For Service)
                        ______________________________

                                   Copy to:
                           JONATHAN M. MOULTON, ESQ.
                            LAWRENCE A. GOLD, ESQ.
                        TESTA, HURWITZ & THIBEAULT, LLP
                                125 High Street
                          Boston, Massachusetts 02110
                                (617) 248-7000

================================================================================

                        CALCULATION OF REGISTRATION FEE

================================================================================


                                                                    Proposed Maximum    Proposed Maximum
                                                     Amount to be    Offering Price        Aggregate             Amount of
     Title of Securities to be Registered (1)         Registered        Per Share      Offering Price (2)   Registration Fee (2)
     ----------------------------------------         ----------        ---------      ------------------   --------------------
Common Stock, par value $0.01 per share               50,351            $0.444270(3)     $ 22,369.44          $  5.35
Common Stock, par value $0.01 per share               16,813            $1.554950(3)     $ 26,143.38          $  6.25
Common Stock, par value $0.01 per share               40,019            $2.443485(3)     $ 97,785.83          $ 23.37
Common Stock, par value $0.01 per share               63,311            $5.553375(3)     $351,589.73          $ 84.03
Common Stock, par value $0.01 per share               11,029            $26.65620(3)     $293,991.23          $ 70.26

___________________________________________

(1) This Registration Statement shall also cover any additional shares of Common Stock that become issuable upon exercise of options granted under the 1998 Stock Plan of Pro Duct Health, Inc. by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of Common Stock of Cytyc Corporation.

(2) Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(3) Shares subject to options issued by Pro Duct Health, Inc. under its 1998 Stock Plan, as amended, and assumed by Cytyc Corporation on November 30, 2001.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

       Not applicable.

Item 2. Registrant Information and Employee Plan Annual Information.

       Not applicable.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

       The following documents filed by Cytyc Corporation (the "Company" or the "Registrant" ) with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference in this Registration
Statement:

       (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed pursuant to the Exchange Act;

       (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarter ended September 30, 2001, for the fiscal quarter ended June 30, 2001 and for the fiscal quarter ended March 31, 2001, all filed pursuant to the Exchange Act;

       (c) The Company's Current Reports on Form 8-K filed on October 19, 2001 and on December 14, 2001, both filed pursuant to the Exchange Act; and

       (d) The section entitled "Description of Registrant's Securities to be Registered" contained in the Company's Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12(g) of the Exchange Act on January 16, 1996 and the section entitled "Description of Registrant's Securities to be Registered" contained in the Registration Statement on Form 8-A, filed with the Commission on August 29, 1997.

       All documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

       Any statement contained in any document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement.

Except as so modified or superseded, such statement shall not be deemed to constitute a part of this Registration Statement.

Item 4. Description of Securities.

       Not applicable.

Item 5. Interest of Named Experts and Counsel.

       Not applicable.

Item 6. Indemnification of Directors and Officers.

       The Delaware General Corporation Law and the Company's Third Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated By-Laws provide for indemnification of the Company's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

       The Company has obtained directors and officers liability insurance for the benefit of its directors and officers.

Item 7. Exemption from Registration Claimed.

       Not applicable.


Item 8. Exhibits.

     Exhibit No.                             Description
     -----------                             -----------

     Exhibit 4/(1)/      1998 Stock Plan of Pro Duct Health, Inc.

     Exhibit 5/(1)/      Opinion of Testa, Hurwitz & Thibeault, LLP.

     Exhibit 23.1/(1)/   Consent of Arthur Andersen LLP.

     Exhibit 23.2/(1)/   Consent of Testa, Hurwitz & Thibeault, LLP (included in
                         Exhibit 5).

     Exhibit 24.1/(1)/ Power of Attorney (included as part of the signature page to this Registration Statement).

  (1) Filed herewith.

   Item 9.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boxborough, Commonwealth of Massachusetts, on this 17th day of December, 2001.

                              CYTYC CORPORATION

                              By: /s/ Patrick J. Sullivan
                                  -----------------------
                                  Patrick J. Sullivan
                                  President and Chief Executive Officer

                       POWER OF ATTORNEY AND SIGNATURES

   The undersigned officers and directors of Cytyc Corporation, hereby constitute and appoint Patrick J. Sullivan and Robert L. Bowen, and each of them singly, our true and lawful attorneys-in-fact, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Cytyc Corporation, to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below:

            Signature                                  Title(s)                       Date
            ---------                                  --------                       ----
/s/ Patrick J. Sullivan                President, Chief Executive Officer and         December 17, 2001
---------------------------------        Vice Chairman of the Board  (Principal
Patrick J. Sullivan                      Executive Officer)

/s/ Robert L. Bowen                    Vice President, Chief Financial Officer        December 17, 2001
---------------------------------        and Treasurer (Principal Financial and
Robert L. Bowen                          Accounting Officer)

/s/ Sally W. Crawford                  Director                                       December 17, 2001
---------------------------------
Sally W. Crawford

/s/ William G. Little                  Director                                       December 17, 2001
---------------------------------
William G. Little

/s/ C. William McDaniel                Vice Chairman of the Board      December 17, 2001
---------------------------------
C. William McDaniel

/s/ Anna S. Richo                      Director                        December 17, 2001
---------------------------------
Anna S. Richo

/s/ Monroe E. Trout, M.D.              Chairman of the Board           December 17, 2001
---------------------------------
Monroe E. Trout, M.D.

/s/ Walter E. Boomer                   Director                        December 17, 2001
---------------------------------
Walter E. Boomer

/s/ William H. Longfield               Director                        December 17, 2001
---------------------------------
William H. Longfield

                               INDEX TO EXHIBITS

Exhibit No.                                        Description
-----------                                        -----------

Exhibit 4/(1)/     1998 Stock Plan of Pro Duct Health, Inc.

Exhibit 5/(1)/     Opinion of Testa, Hurwitz & Thibeault, LLP.

Exhibit 23.1/(1)/  Consent of Arthur Andersen LLP.

Exhibit 23.2/(1)/  Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5).

Exhibit 24.1/(1)/  Power of Attorney (included as part of the signature page to this Registration
                   Statement).


 (1)  Filed herewith.